UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2018

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On September 27, 2018, Adamis Pharmaceuticals Corporation (“Adamis” or the “Company”) issued a press release announcing that the U.S. Food & Drug Administration (“FDA”) has approved the Company’s supplemental new drug application for the Company’s lower dose version (0.15mg) of Symjepi™ for the emergency treatment of allergic reactions (Type I) including anaphylaxis, for patients weighing 33 to 66 pounds. Symjepi (epinephrine) Injection 0.3mg is an FDA-approved product, for the emergency treatment of allergic reactions (Type I) including anaphylaxis, designed for patients weighing 66 pounds or greater. Both Symjepi products will provide two single-dose injections syringes of epinephrine (adrenaline), which is considered the drug of choice for immediate administration in acute anaphylactic reactions to allergic reaction to foods (such as nuts), insect stings or bites, drugs and other allergens, as well as idiopathic or exercise-induced anaphylaxis.

The Company’s press release is filed as exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated September 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: September 27, 2018	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer